Exhibit 99.1
Synalloy Reports First Quarter 2021 Results
Richmond, Virginia, May 10, 2021 - Synalloy Corporation (Nasdaq: SYNL) (“Synalloy” or the “Company”), an industrials company focused on the production and distribution of piping, tubing and specialty chemicals, is reporting its results for the first quarter ended March 31, 2021.
First Quarter 2021 Summary

(in millions, except per share and margin)	Q1 2021	Q4 2020	Q1 2020
Net Sales	$69.8	$55.9	$74.7
Gross Profit	$8.7	$6.1	$7.2
Gross Profit Margin	12.5%	11.0%	9.6%
Net Income (Loss)	$1.1	$(8.6)	$(1.2)
Diluted Earnings (Loss) per share	$0.12	$(0.94)	$(0.13)
Adjusted EBITDA	$4.9	$3.0	$2.6
Adjusted EBITDA Margin	7.0%	5.4%	3.5%
Management Commentary
“The first quarter marked incremental progress in our ongoing efforts to drive operational efficiencies as we continued to deliver the high-quality products and services that our customers have come to expect,” said Chris Hutter, interim president and CEO of Synalloy. “Despite lingering macroeconomic headwinds resulting from COVID-19 within our end markets in the early part of the quarter, we achieved sequential net sales growth across both of our segments, while simultaneously driving improvements in profitability.
“We firmly believe that growth is driven by high caliber talent across all levels of the business and that our people are pivotal to our success. To that end, I am very proud that we have added a proven steel industry leader, Tim Lynch, to manage the Company’s Metals Segment. Tim brings diverse and relevant experience from global industry leaders, including US Steel and Outokumpu, along with an insatiable drive to win. We are confident Tim will deliver an immediate improvement in operational execution and procurement efficiencies to help the businesses in our Metals Segment realize their potential.
“With the work we’ve put in to start the year, we are instilling a growth-oriented culture that we believe will accelerate future successes. Additionally, we are working towards further improving our customer and vendor relationships to ensure we are delivering best-in-class service and being viewed as a highly valued partner, which we anticipate will lead to a more effective sales process in the coming quarters. We still have much work to do, but we are establishing the necessary foundation that will enable Synalloy to return to profitable growth.”

First Quarter 2021 Financial Results
Net sales were $69.8 million compared to $74.7 million in the prior year period. The decline in sales was primarily attributable to the impact of the second quarter 2020 curtailment of our Palmer operations, as well as lower pipe and tube shipments primarily driven by delays in production and deliveries due to the ongoing macro-economic challenges with COVID-19.
Gross profit increased 22% to $8.7 million, or 12.5% of net sales, compared to $7.2 million, or 9.6% of net sales, in the first quarter of 2020. The increase in both gross profit and gross profit margin was primarily driven by effective cost-control within the supply chain and continuing to gain operational efficiencies in both segments.
Net income increased to $1.1 million, or $0.12 diluted earnings per share, compared to a net loss of $(1.2) million, or $(0.13) diluted earnings per share, in the first quarter of 2020. In addition to the above cited increases in gross margin, net income also benefited from lower corporate expenses.
Adjusted EBITDA increased 85% to $4.9 million compared to $2.6 million in the first quarter of 2020. Adjusted EBITDA margin also improved 350 basis points to 7.0% compared to 3.5% in the prior year period.

Segment Results
Metals – Net sales in the first quarter of 2021 were $55.2 million compared to $60.7 million in the first quarter of 2020. Net income in the first quarter was $2.5 million compared to $0.9 million in the prior year period. Adjusted EBITDA in the first quarter was $4.9 million compared to $3.3 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA improved 340 basis points to 8.8% compared to 5.4% in the first quarter of 2020.
Specialty Chemicals – Net sales in the first quarter of 2021 increased 4% to $14.6 million compared to $14.0 million in the first quarter of 2020. Net income in the first quarter increased to $1.1 million compared to $0.5 million in the prior year period. Adjusted EBITDA in the first quarter increased to $1.5 million compared to $0.9 million in the prior year period. Adjusted EBITDA margin improved 350 basis points to 10.1% compared to 6.6% in the first quarter of 2020.
Liquidity
On January 15, 2021, the Company and its subsidiaries entered into a new Credit Agreement providing the Company with a new four-year revolving credit facility with up to $150 million of borrowing capacity. The Credit Agreement refinances and replaces the Company’s previous $100 million revolving line of credit and the remaining portion of the Company’s $20 million term loan. As of March 31, 2021, total debt was $63.8 million under the Company’s revolving credit facility, compared to $61.4 million in debt at December 31, 2020. As of the end of the first quarter of 2021, the Company had $41.2 million of remaining available borrowing capacity under its revolving credit facility, compared to $11.0 million at December 31, 2020.
Conference Call
Synalloy will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the first quarter ended March 31, 2021.
Synalloy management will host the conference call, followed by a question-and-answer period.
Date: Monday, May 10, 2021
Time: 5:00 p.m. Eastern time
Toll-free dial-in number: 1-877-303-6648
International dial-in number: 1-970-315-0443
Conference ID: 1971498
Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.
The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at www.synalloy.com.
About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a company that engages in a number of diverse business activities including the production of stainless steel and galvanized pipe and tube, the master distribution of seamless carbon pipe and tube, and the production of specialty chemicals. For more information about Synalloy Corporation, please visit its website at www.synalloy.com.

Forward-Looking Statements
This earnings release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are forward-looking statements. The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions, including risks relating to the impact and spread of and the government’s response to COVID-19; inability to weather an economic downturn; a prolonged decrease in nickel and oil prices; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; financial stability of our customers; customer delays or difficulties in the production of products; loss of consumer or investor confidence; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; risks associated with mergers, acquisitions, dispositions and other expansion activities; environmental issues; negative or unexpected results from tax law changes; inability to comply with covenants and ratios required by our debt financing arrangements; and other risks detailed from time-to-time in Synalloy Corporation's Securities and Exchange Commission filings. Synalloy Corporation assumes no obligation to update any forward-looking information included in this release.
Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted EBITDA is a non-GAAP measure and excludes goodwill impairment, asset impairment, gain on lease modification, interest expense (including change in fair value of interest rate swap), income taxes, depreciation, amortization, stock-based compensation, non-cash lease cost, acquisition costs and other fees, proxy contest costs and recoveries, shelf registration costs, earn-out adjustments, loss on extinguishment of debt, realized and unrealized (gains) and losses on investments in equity securities, retention costs and restructuring & severance costs from net income.
Management believes that these non-GAAP measures provide additional useful information to allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.
Company Contact
Sally Cunningham
Senior Vice President & Chief Financial Officer
1-804-822-3260
Investor Relations
Cody Slach or Cody Cree
Gateway Investor Relations
1-949-574-3860
SYNL@gatewayir.com

SYNALLOY CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

	(Unaudited)
		December 31, 2020
Assets
Cash	$398	$236
Accounts receivable, net of allowance for credit losses of $508 and $496, respectively	39,352	28,183
Inventories, net	88,763	85,080
Prepaid expenses and other current assets	9,440	13,384
Total current assets	137,953	126,883

Property, plant and equipment, net	33,477	35,096
Right-of-use assets, operating leases, net	31,429	31,769
Goodwill	1,355	1,355
Intangible assets, net	10,746	11,426
Deferred charges, net	367	455
Total assets	$215,327	$206,984

Liabilities and Shareholders' Equity
Accounts payable	$26,089	$19,732
Accrued expenses and other current liabilities	5,506	6,123
Current portion of long-term debt	1,313	875
Current portion of earn-out liability	2,773	3,434
Current portion operating lease liabilities	897	867
Current portion of finance lease liabilities	14	19
Total current liabilities	36,592	31,050

Long-term debt	62,454	60,495
Long-term portion of earn-out liability	144	287
Long-term portion of operating lease liabilities	32,524	32,771
Long-term portion of finance lease liabilities	34	37
Deferred income taxes	1,916	1,957
Other long-term liabilities	87	92
Shareholders' equity	81,576	80,295
Total liabilities and shareholders' equity	$215,327	$206,984
Note: The condensed consolidated balance sheet at December 31, 2020 has been derived from the audited consolidated financial statements at that date.

SYNALLOY CORPORATION
Condensed Consolidated Statement of Operations - Comparative Analysis (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Net sales
Metals Segment	55,213	60,664
Specialty Chemicals Segment	14,565	14,033
	$69,778	$74,697
Operating income
Metals Segment	2,577	934
Specialty Chemicals Segment	1,056	466

Unallocated expense (income)
Corporate	1,767	2,019
Acquisition costs and other	—	304
Proxy contest costs and recoveries	(464)	—
Earn-out adjustments	225	4
Operating income (loss)	2,105	(927)
Interest expense	387	719
Loss on extinguishment of debt	223	—
Change in fair value of interest rate swap	(2)	85
Other, net	162	827
Income (loss) before income taxes	1,335	(2,558)
Income tax provision (benefit)	241	(1,380)

Net income (loss)	$1,094	$(1,178)

Net income (loss) per common share
Basic	$0.12	$(0.13)
Diluted	$0.12	$(0.13)

Average shares outstanding
Basic	9,191	9,074
Diluted	9,288	9,074

Other data:
Adjusted EBITDA (1)	$4,875	$2,638
(1) The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is included in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings.  The Company includes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense (including change in fair value of interest rate swap), income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, acquisition costs and other fees, loss on extinguishment of debt, proxy contest costs, shelf registration costs, earn-out adjustments, realized and unrealized (gains) and losses on investments in equity securities and other investments, stock-based compensation, non-cash lease cost, retention costs and restructuring & severance costs from net income. For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

SYNALLOY CORPORATION
Consolidated Statement of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
(in thousands)	2021	2020
Operating activities
Net income (loss)	$1,094	$(1,178)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	1,817	1,958
Amortization expense	680	810
Amortization of debt issuance costs	21	40
Loss on extinguishment of debt	223	—
Unrealized loss on equity securities	—	852
Deferred income taxes	(41)	1,319
Earn-out adjustments	225	4
Payments of earn-out liabilities in excess of acquisition date fair value	—	(292)
Provision for losses on accounts receivable	12	141
Provision for losses on inventories	184	358
Loss on disposal of property, plant and equipment	28	—
Non-cash lease expense	124	128
Non-cash lease termination loss	—	11
Change in fair value of interest rate swap	(2)	85
Stock-based compensation expense	187	336
Changes in operating assets and liabilities:
Accounts receivable	(11,181)	(7,737)
Inventories	(3,866)	676
Other assets and liabilities	38	2
Accounts payable	6,357	5,668
Accrued expenses	(569)	(1,085)
Accrued income taxes	3,901	(2,738)
Net cash used in operating activities	(768)	(642)
Investing activities
Purchases of property, plant and equipment	(245)	(587)
Proceeds from disposal of property, plant and equipment	18	—
Net cash used in investing activities	(227)	(587)
Financing activities
Borrowings from line of credit	14,730	3,201
Payments on long-term debt	(12,333)	(1,000)
Principal payments on finance lease obligations	(10)	(64)
Payments for finance lease terminations	—	(14)
Payments on earn-out liabilities	(1,029)	(863)
Payments for termination of interest rate swap	(46)	—
Repurchase of common stock	—	(635)
Payments for deferred financing costs	(155)	—
Net cash provided by financing activities	1,157	625
Increase (decrease) in cash and cash equivalents	162	(604)
Cash and cash equivalents at beginning of year	236	626
Cash and cash equivalents at end of year	$398	$22

SYNALLOY CORPORATION
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended March 31,
	2021	2020
Consolidated
Net income (loss)	$1,094	$(1,178)
Adjustments:
Interest expense	387	719
Change in fair value of interest rate swap	(2)	85
Income taxes	241	(1,380)
Depreciation	1,817	1,958
Amortization	680	810
EBITDA	4,217	1,014
Acquisition costs and other	—	304
Proxy contest costs and recoveries (1)	(464)	—
Loss on extinguishment of debt	223	—
Earn-out adjustments	225	4
Loss on investment in equity securities and other investments	363	852
Stock-based compensation	187	336
Non-cash lease expense	124	128
Adjusted EBITDA	$4,875	$2,638
% sales	7.0%	3.5%

Metals Segment
Net income	$2,538	$926
Adjustments:
Interest expense	—	4
Depreciation expense	1,393	1,511
Amortization expense	680	810
EBITDA	4,611	3,251
Acquisition costs and other	—	4
Earn-out adjustments	225	4
Stock-based compensation	38	41
Metals Segment Adjusted EBITDA	$4,874	$3,300
% segment sales	8.8%	5.4%

Specialty Chemicals Segment
Net income	$1,055	$480
Adjustments:
Interest expense	—	8
Depreciation expense	386	403
EBITDA	1,441	891
Stock-based compensation	31	38
Specialty Chemicals Segment Adjusted EBITDA	$1,472	$929
% segment sales	10.1%	6.6%
(1) Proxy contest costs and recoveries for the three months ended March 31, 2021 are insurance recoveries related to the 2020 shareholder activism costs.